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                                                                   Exhibit 99.01


                                                       June 25, 1999




internet.com Corporation
20 Ketchum Street
Westport, Connecticut 06880

Dear Sirs:

I hereby consent to being named in internet.com Corporation's Registration Statement on Form S-1 as a person who has agreed to be named as a Director of such corporation.



Sincerely yours,



        /s/ Gilbert F. Bach
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Gilbert F. Bach